SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

September 18, 2007

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado		80203-4518
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

On September 18, 2007, the Board of Directors of Cimarex Energy Co. (“Cimarex”) amended its Bylaws to change the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections.  Following is the text of the amendment:

Amend the first section of Section 6. Voting to read as follows [italicized words reflect the amendment]:

At all meetings of the stockholders at which a quorum is present, except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders, other than in an election of directors as provided for below, shall be decided by the affirmative vote of the holders of a majority of the total number of votes of the capital stock present in person or represented by proxy and entitled to vote on such question, voting as a single class.

Add the following Section 7 to Article II and renumber the remaining Sections of Article II:

Section 7.  Election of Directors.  A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that the directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Corporate Secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article III, Section 2 of these By-Laws, and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders.  If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

As used in this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” the election of that director.  “Votes cast” shall not include abstentions.  Ballots will not include an option to “withhold” votes from the election of directors but will include the choices to vote “for” or “against” each director or to “abstain,” unless directors are to be elected by plurality as provided in the previous paragraph

Item 8.01                                             Other Events

In connection with the Bylaw amendments referred to in Item 5.03 of this Form 8-K, on September 18, 2007, the Board approved and adopted the following amendment to Cimarex’s Corporate Governance Guidelines:

Add the following paragraph 5 to Article IV:

5.                                      Board Policy on Director Elections

The Board shall nominate for election or re-election only candidates who agree to promptly tender, following the annual meeting at which they are elected or re-elected as directors, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re-election and (ii) Board acceptance of such resignation.  In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this Corporate Governance Guideline.

If an incumbent director fails to receive the required vote for re-election, the Compensation and Governance Committee will act on an expedited basis following the meeting at which an election of directors was held, to determine whether to recommend that the Board accept the director’s resignation.  The Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.  The director whose resignation is under consideration shall abstain from participating in any decision regarding his resignation.  The Board shall publicly disclose its decision regarding acceptance of the resignation within ninety (90) days after the results of the election are certified.  If the resignation is not accepted, the director will continue to serve as a director for his remaining term and until his successor is elected and qualified.

If the Board determines to accept the resignation, then the Board may fill the resulting vacancy pursuant to the Bylaws or may decrease the size of the Board in compliance with the Company’s Certificate of Incorporation.

Item 8.01                                             Other Events

On September 18, 2007, the Board created a separate Nominating Committee with its own charter and, as a result, restated the charter of the Compensation and Governance Committee and amended and restated Cimarex’s Corporate Governance Guidelines to reflect, among other matters, the newly organized Board Committees.  The Chairman of the Nominating Committee is the lead director of the Board of Directors, and the lead director shall be paid no additional compensation for serving as Chairman.  The new Nominating Committee Charter, the amended and restated Compensation and Governance Committee Charter and the amended and restated Corporate Governance Guidelines will be posted on Cimarex’s website at www.cimarex.com, under the Investor Relations, Governance dropdown tab.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit 3.1	Amended and Restated Bylaws of Cimarex Energy Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: September 20, 2007	By:	/s/ Paul Korus
Paul Korus, Vice President,
Chief Financial Officer and Treasurer